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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-140237) pertaining to the AeroVironment, Inc. Nonqualified Stock Option Plan, the AeroVironment, Inc. Directors' Nonqualified Stock Option Plan, the AeroVironment, Inc. 2002 Equity Incentive Plan, and the AeroVironment, Inc. 2006 Equity Incentive Plan of our reports dated June 23, 2009, with respect to the consolidated financial statements and schedule of AeroVironment, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of AeroVironment, Inc., and subsidiaries included in this Annual Report on Form 10-K for the year ended April 30, 2009.

/s/ Ernst & Young LLP

Los Angeles, California
June 23, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM